AMENDMENT TO FUND ACCOUNTING AGREEMENT

     THIS AMENDMENT TO THE FUND ACCOUNTING AGREEMENT is made as of January 12, 2009, by and between each fund listed on Exhibit A hereto (each the "Fund") and The Bank of New York Mellon, formerly known as, The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Bank") shall be as follows:

                              W I T N E S S E T H:

     WHEREAS, the Fund and The Bank are parties to a Fund Accounting Agreement dated as of April 26, 2001 (the "Fund Accounting Agreement"), pursuant to which The Bank serves as the accounting agent for the Fund's portfolio; and

     WHEREAS, the Fund and The Bank desires to amend the Fund Accounting Agreement to render services to the Fund; and

     WHEREAS, the Fund Accounting Agreement, as expressly amended hereby, shall continue in full force and effect.

     NOW, THEREFORE, the parties hereby amend Exhibit A of the Fund Accounting Agreement to read in its entirety as follows:

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO FUND ACCOUNTING AGREEMENT as of the day and year first above written.

               ON   BEHALF OF EACH OF THE FUNDS LISTED ON EXHIBIT A

                          /s/ Richard De Sanctis
                    By: _______________________________
                        Name: Richard De Sanctis
                        Title: Vice President

               THE  BANK OF NEW YORK MELLON


                    By: _______________________________
                        Name: Andrew Pfeifer
                              One Wall Street
                              New York, NY  10286
                              212-635-6314
                        Title:Vice President


LEGAL_US_E # 71392791.3



                                    Exhibit A
           Fund                                  Tax ID       SIC(1)     Address
                                                                         600 Fifth Avenue, NY, NY 10020
California Daily Tax Free Income Fund, Inc.     13-3378458    MD         600 Fifth Avenue, NY, NY 10020
Connecticut Daily Tax Free Income Fund, Inc.    13-3260093    MD         600 Fifth Avenue, NY, NY 10020
Delafield Fund, Inc.                            13-3740311    MD         600 Fifth Avenue, NY, NY 10020
Florida Municipal Income Fund                   13-3782972    MA BT(2)
Daily Income Fund                                                        600 Fifth Avenue, NY, NY 10020
      Money Market Portfolio                    13-3758369    MA BT(2)   600 Fifth Avenue, NY, NY 10020
      U.S. Treasury Portfolio                   13-3823514    MA BT(2)   600 Fifth Avenue, NY, NY 10020
      Government Portfolio                      20-5540434    MA BT(2)   600 Fifth Avenue, NY, NY 10020
      Municipal Portfolio                       20-5540482    MA BT(2)   600 Fifth Avenue, NY, NY 10020
New Jersey Daily Municipal Income Fund, Inc.    13-6957900    MD         600 Fifth Avenue, NY, NY 10020
New York Daily Tax Free Income Fund, Inc.       13-3211746    MD         600 Fifth Avenue, NY, NY 10020
Tax Exempt Proceeds Fund, Inc.                  13-3502852    MD

OFFSHORE FUNDS:                                                          87 Mary Street,
                                                                         George Town, Grand Cayman KY1-9002
                                                                         British West Indies
                                                                         87 Mary Street,
                                                                         George Town, Grand Cayman KY1-9002
                                                                         British West Indies
U.S. Dollar Floating Rate Fund, Ltd.            N/A           BVI Corp.  600 Fifth Avenue, NY, NY 10020
Daily Dollar International, Ltd.                N/A           Cayman     600 Fifth Avenue, NY, NY 10020
(formerly Daily Dollar International, Ltd., II)               Islands
                                                              Exempted
                                                              Company
----------------------------------

1 SIC: State of Incorporation
2 MA BT: Massachusetts Business Trust


LEGAL_US_E # 71392791.3